                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 Nos. 333-22733 and 333-22733-01) and related Prospectus of Bankers Trust New York Corporation and BT Capital Trust B to offer to exchange the 7.90% Capital Securities, Series B1 of BT Capital Trust B for the outstanding 7.90% Capital Securities, Series A1 of BT Capital Trust A and to the incorporation by reference therein of our report dated January 23, 1997 except for Note 28, as to which date is March 6, 1997, with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP

         New York, New York
         March 17, 1997